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                                                                    EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT

                                                                   June 17, 2004



         We consent to the incorporation by reference in Amendment No. 1 to the registration statement on Form SB-2 of Markland Technologies, Inc., filed on June 8, 2004 (File No. 333-115395), of our report dated October 4, 2002, with respect to the consolidated balance sheets of Markland Technologies, Inc. as of June 30, 2002, and the related consolidated statements of operations, stockholders' deficiency, and cash flows for the year ended June 30, 2002, and to the use of our name as it appears under the caption "Experts".



/s/Sherb & Co., LLP
Sherb & Co., LLP

New York, New York